EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-3 Nos. 33-22990, 33-38210, 33-51588 and 33-61624 and the Registration
Statement Form S-8 Nos. 33-86078, 33-27288 and 33-38209 of Jackpot Enterprises, Inc. of our report dated August 21, 2003, with respect to the consolidated financial statements and schedule of J Net Enterprises, Inc. (formerly known as Jackpot Enterprises, Inc.) included in this Annual Report (Form 10-K) for the year ended June 30, 2003.



New York, New York
September 29, 2003